Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258027) and on Form S-8 (Nos. 333-259397, 333 - 270258, 333 - 276827) of Payoneer Global Inc. of our report dated February 28, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Kesselman & Kesselman

Certified Public Accountants (lsr.)

A member firm of PricewaterhouseCoopers

International Limited

Tel-Aviv, Israel

February 28, 2024